Exhibit 23.2
Consent of Independent Auditors

We consent to the use in this Registration Statement on Form S-1/A Amendment No. 5 of International Land Alliance, Inc. of our report dated September 28, 2017, relating to the financial statements of International Land Alliance, Inc., appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference of our firm under the heading "Experts" in such Registration Statement.

/s/ M&K CPAS, PLLC

Houston, Texas
November 2, 2017